Exhibit 99.2

Disc Medicine | Blood Cancer Awareness Month / AURORA Social Media

Date	LinkedIn	Twitter (max 280 characters)	Image
October 31, 2022

Disc is delighted to announce the initiation of AURORA, our US-based Phase 2 Study of bitopertin in Erythropoietic protoporphyria (#EPP) patients. Learn more about bitopertin and the AURORA trial here: [link to press release]

Bitopertin is an experimental agent and is not approved for use as a therapy in any jurisdiction worldwide.

Disc is delighted to announce the initiation of AURORA, our US-based Phase 2 Study of bitopertin in #EPP patients. Learn more: [link to press release]

Bitopertin is an experimental agent and is not approved for use as a therapy in any jurisdiction worldwide.

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